================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported)   September 4, 2001


                         Commission file number: 0-20490


                        THE CARBIDE/GRAPHITE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                         57-1575609
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                         One Gateway Center, 19th Floor
                               Pittsburg, PA 15222
                    (Address of principal executive offices)

                                 (412) 562-3700
              (Registrant's telephone number, including area code)



                                      None
           -----------------------------------------------------------
           (former name or former address, if changed since last year)


================================================================================

ITEMS 1, 2, 3, 4, 6, 8 AND 9

         Not applicable.

ITEM 5. OTHER EVENTS

         On September 4, 2001, the Registrant issued a press release announcing that (i) its previously-announced financial restructuring transaction with Questor Management Company LLC and the bank group under its $135 million revolving credit facility no longer appeared to be feasible and that the Registrant was continuing to work with Questor and the bank group in an attempt to complete an alternate transaction, (ii) the bank group has extended until September 7, 2001 the expiration date of a previously issued waiver related to the Registrant's non-compliance with certain financial covenants during its fiscal year ended July 31, 2000 and (iii) the Registrant has been notified by The NASDAQ Stock Market that the price of the Registrant's common stock has fallen below the minimum thresholds required for listing on the NASDAQ National Market System. A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

             Not Applicable

         (b) PRO FORMA FINANCIAL INFORMATION

             Not Applicable

         (c) EXHIBIT NO.

             99.1 Press Release Dated September 4, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      THE CARBIDE/GRAPHITE GROUP, INC.

                                  By: /s/  Walter B. Fowler
                                     -------------------------------------------
                                      Walter B. Fowler - Chief Executive Officer


Dated: September 4, 2001

                                  EXHIBIT INDEX





         EXHIBIT
            NO.                       DESCRIPTION
         -------       ------------------------------------------
           99.1        Press Release Dated September 4, 2001